EXHIBIT 99.2
                    IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE

          - - - - - - - - - - - - - - - x

          In Re                         :
                                             Chapter 11
          Levitz Furniture              :
            Incorporated, et al.,            Case No. 97-1842 (JJF)
                                        :
                                             Jointly Administered
                              Debtors.  :

          - - - - - - - - - - - - - - - x

          ORDER UNDER 11 U.S.C. SECTIONS 105 AND 363 (I) APPROVING BIDDING PROCEDURES AND TERMINATION FEE IN CONNECTION
           WITH THE PROPOSED SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF JOHN M. SMYTH COMPANY AND JOHN M. SMYTH
          REALTY COMPANY AND RELATED ASSUMPTION AND ASSIGNMENT
          OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES,(II) SCHEDULING A HEARING DATE ON THE SALE OF SUCH ASSETS, AND
          (III) APPROVING FORM AND MANNER OF NOTICE THEREOF

                    Upon the motion dated December 2, 1997 (the
          "Procedures Motion"), of the above-captioned debtors and debtors-in-possession (the "Debtors"), seeking entry of an order (i) authorizing the Debtors to implement certain bidding procedures and to pay a termination fee in connection with the sale of substantially all of the assets of John M. Smyth Company and John M. Smyth Realty Company (the "Smyth Sale"), (ii) scheduling a hearing on the Smyth Sale and (iii) approving the form and manner of notice thereof; and upon the record in these cases; and after due deliberation thereon; and good and sufficient cause appearing therefor; it is hereby

                    FOUND THAT:

                    1.   The Court has jurisdiction over this
          matter pursuant to 28 U.S.C. SECTION 1334;

                    2. This is a core proceeding pursuant to 28 U.S.C. SECTION 157(b)(2)(A),(N) and (O);

                    3.    Good and sufficient notice of the
          Procedures Motion has been given;

                    4. The Debtors proposed notice of the Smyth Sale(1) and the Auction Procedures is appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the Smyth Sale and the Auction Procedures to be employed in connection therewith.

                    5.   The Debtors have demonstrated a sound
          business justification for authorizing them to pay Heilig-Meyers the $350,000 Termination Fee under the circumstances set forth in the Procedures Motion.

                    6. The $350,000 Termination Fee is fair and reasonable, and was negotiated by the parties in good faith.

                    7.   The entry of this Order is in the best
          interests of the Debtors and their estates, creditors and interest holders; and it is therefore

                    ORDERED, ADJUDGED AND DECREED THAT:

                    1.   The Procedures Motion is granted.

                    2.   The following Auction Procedures shall
          apply with respect to the sale of the Smyth Assets:

                    (a) Any person, other than Heilig-Meyers, who wishes to participate in the bidding process for the Smyth Assets (a "Potential Bidder") must, if they have not already done so, deliver to the Debtors by December 30, 1997 at 2:00 p.m. (i) current audited financial statements or such other form of financial information disclosure acceptable to the Debtors that demonstrates the financial capability of the Potential Bidder to consummate a competing transaction with the Debtors with respect to the Smyth Assets (the "Alternative Transaction"); and (ii)

          ___________________
          1 Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in the Procedures Motion.


                         $2,000,000 in the form of a cashier's
                         check or by wire transfer (at the
                         Potential Bidder's expense), to be held in escrow by Debtors' counsel pending the outcome of the auction or an irrevocable letter of credit in the amount of $2,000,000 to the Debtors. Any Potential Bidder that makes a deposit pursuant to clause (ii) (a "Financial Capability Deposit") above but is not selected as the Successful Bidder (as defined below) at the Auction shall receive a return of the Financial Capability Deposit within five
                         (5) business days after the selection of the Successful Bidder (and the interest, if any, earned thereon).

                    (b)  A Potential Bidder that satisfies the
                         foregoing requirements and that the
                         Debtors have determined is reasonably
                         likely (based on availability of
                         financing, experience and other
                         considerations) to be able to consummate an Alternative Transaction if selected as the Successful Bidder, shall be considered a qualified bidder ("Qualified Bidder").

                    (c) Any Qualified Bidder that desires to make a bid shall deliver a copy of its bid in writing to the undersigned counsel for the Debtors not later than 2:00 p.m. (Eastern time) on December 30, 1997 (the "Bidding Deadline"). Within twenty four (24) hours after the Bidding Deadline, the Debtors shall notify Heilig-Meyers and any Qualified Bidder that has submitted a Qualified Overbid (as defined below) that an auction will be held.

                    (d)  To be a "Qualified Overbid", a bid must
                         either: (i) contain a purchase price in an amount equal to at least $24,480,000, which amount represents the purchase price for the Smyth Fee Property ($23,680,000) in the Asset Purchase Agreement plus $800,000 (the "Initial Minimum Bidding Increment") and otherwise the same or substantially the same terms as those set forth in the Asset Purchase Agreement, including the purchase of inventory, furniture, fixtures and vehicles, accounts receivable and the dollar for dollar cash purchase of the additional Smyth Assets such as cash, deposits and prepaid expenses; or (ii) offer to purchase some or all of the Smyth Assets, which offer provides for consideration (including the value of the Smyth Assets to be retained by the Debtors) having a value the Debtors believe to exceed the purchase price offered by Heilig-Meyers by at least $800,000. A Qualified Overbid must also:
                         (w) include a mark-up of the Asset
                         Purchase Agreement attached to the Sale
                         Motion or a proposed asset purchase
                         agreement; (x) include a statement that
                         such bid shall be irrevocable until 11
                         business days following the Sale Hearing or any continuation thereof; (y) provide written evidence of a commitment for financing or other evidence of ability to consummate the transaction; and (z) not be conditioned on the outcome of unperformed due diligence with respect to the Smyth Assets, but may be subject to the accuracy in material respects at the closing of that transaction of specified representations and warranties or the satisfaction in material respects at the closing of that transaction of specified conditions that, in either case, the Debtors find are acceptable.

                    (e) Heilig-Meyers and any Qualified Bidder who has submitted a Qualified Overbid shall be eligible to participate in an auction commencing at 10:00 a.m. at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, on January 5, 1998 (the "Auction"). Prior to the commencement of bidding, the Debtors will announce their valuation of the Qualified Overbids and Heilig-Meyers bid and which of those bids they deem preliminarily to be the highest and best bid of the Qualified Overbids. Bidding shall then commence and continue in increments of not less than $100,000 in cash (the "Auction Minimum Bidding Increment"), until such time as Heilig-Meyers and the Qualified Bidders have announced that each has made its final cash bid.

                    (f) The Successful Bidder shall be the bidder submitting the last cash bid at the Auction. The Debtors shall not be deemed to have accepted a bid submitted at the Auction unless and until such bid and the Debtors' acceptance thereof have been approved by order of the Court. The Debtors will have no obligation to accept formally any bid submitted at the Auction.

                    (g) A deposit of twenty-five percent (25%) of the purchase price (which may include the Financial Capability Deposit, collectively the "Good Faith Deposit") shall be paid by the Successful Bidder (unless the Successful Bidder is Heilig-Meyers in which case the terms of the Asset Purchase Agreement shall control as to any deposit requirement) to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Debtors, no later than 11:00 a.m. (Eastern
                         Time) on the next business day following the Announcement. The Good Faith Deposit shall be in the form of a cashier's check or wire transfer and held by Skadden, Arps, Slate, Meagher & Flom LLP in an escrow account until approval of the sale transaction by the Court and the closing of the sale transaction.

                    (h) Unless otherwise agreed by the parties and approved by the Court, the Good Faith Deposit (and the interest, if any, earned thereon) shall be returned to the Successful Bidder (unless the Successful Bidder is Heilig-Meyers in which case the terms of the Asset Purchase Agreement shall control as to any deposit requirement) only if: (i) the Successful Bidder is not in breach of any material obligation of the asset purchase agreement to which the Successful Bidder is a party;
                         (ii) either (x) the Debtors are in breach of any material provision of the asset purchase agreement to which the Successful Bidder is a party, and such breach would entitle the Successful Bidder to terminate such contract, (y) a court of competent jurisdiction has stayed the Successful Bidder and/or the Debtors from closing the sale; provided, however, that such stay was not requested, supported or obtained by the Successful Bidder, or (z) the Debtors are not in breach of any material provision of the asset purchase agreement to which the Successful Bidder is a party, but the Successful Bidder nonetheless has the right to terminate such agreement (or termination thereof is self-operative); and (iii) the asset purchase agreement to which the Successful Bidder is a party has been terminated. In all other circumstances the Good Faith Deposit shall be released to the Debtors, either upon closing of the sale to the Successful Bidder, in which event the Good Faith Deposit (and any interest earned thereon) shall be applied toward the Successful Bidder's payment of the purchase price for the Smyth Assets, or upon termination of the asset purchase agreement to which the Successful Bidder is a party, in which event the Successful Bidder shall forfeit all of its rights, claims and entitlement with respect to the Good Faith Deposit and, unless the Successful Bidder is Heilig-Meyers, in which case all rights upon termination or breach shall be governed by the Asset Purchase Agreement. Unless otherwise provided by order of the Court, in the event the Debtors are unable for any reason to consummate the sale to the Successful Bidder or to execute and deliver any and all closing documents, unless the Successful Bidder is Heilig-Meyers, in which case all rights upon termination or breach shall be governed by the Asset Purchase Agreement, the Debtors' sole liability to the Successful Bidder shall be limited to the return of the Good Faith Deposit (and the interest, if any, earned thereon).

                    3. The Debtors are hereby authorized to pay Heilig-Meyers the $350,000 Termination Fee, if the sale of the Smyth Assets to Heilig-Meyers is not consummated and the Debtors consummate a sale of all or a portion of the Smyth Assets in excess of $1 million to a person or entity other than Heilig-Meyers, said Termination Fee to be payable to Heilig-Meyers from the proceeds of the sale to the third party purchaser.

                    4. A hearing with respect to the Sale Motion (the "Sale Hearing") shall be held before the Honorable Joseph J. Farnan, Jr., Chief United States District Judge, in Courtroom 6A, J. Caleb Boggs Federal Building, 844 King Street, Wilmington, Delaware, 19801 on
          January 7, 1998 at 12:00 noon.

                    5. Objections to the relief requested in the Sale Motion, if any, must (a) be in writing, (b) conform to the requirements of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules of the United States Bankruptcy Court for the District of Delaware, (c) set forth the name of the objector and the nature and amount of any claim or interest held by and against the Debtors' estates or property, (d) state the legal and factual basis for the objection and the specific grounds therefore and (e) must be filed with the Court and served upon Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Sally McDonald Henry and Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, DE 19801, Attention:
          Gregg M. Galardi, so as to be actually received by no later than 4:00 p.m. prevailing Eastern time on December 30, 1997. Only timely filed and served responses, objections or other pleadings will be considered by the Court at the Sale Hearing.

                    6. The Bidding Deadline shall be December 30, 1997 at 2:00 p.m.

                    7. The Auction, if any, shall be conducted at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 and commence at 10:00 a.m. prevailing Eastern time on January 5, 1998.

                    8. Notice of the Sale Hearing and the relief requested in the Sale Motion is hereby deemed to be good and sufficient notice thereof, and any requirements for other notice be, and hereby are, waived and dispensed with pursuant to Bankruptcy Rules 2002, 6004, 6006 and 9007 and Section 102 of the Bankruptcy Code and pursuant to this Court's powers under Section 105 of the Bankruptcy Code if:

                         (a) on or before December 16, 1997, the
          Debtors shall have caused to be served copies of this Procedures Order and the Sale Motion upon the following persons in the manner indicated (i) counsel to BT Commercial Corporation, as agent for the lenders under the DIP Facility (by FedEx), (ii) the United States Trustee for the District of Delaware (by FedEx); (iii) counsel to the Official Committee of Unsecured Creditors of Levitz Furniture Incorporated and its affiliates (by FedEx); (iv) all parties that expressed a bona fide interest in acquiring the Smyth Assets to the Debtors' financial advisors (by FedEx), (v) counsel to Heilig-Meyers Company (by FedEx), (vi) all parties to executory contracts or unexpired leases proposed to be assumed and assigned to Heilig-Meyers pursuant to the Sale Motion,
          (vii) each taxing authority and known Lien holder in the Smyth Assets (by FedEx), and (viii) all parties that have filed requests for notices in these cases pursuant to Bankruptcy Rule 2002 (by first class mail); and

                         (b) on or before December 19, 1997, the
          Debtors shall cause a notice, substantially in the form annexed as Exhibit "A" hereto, to be published in the national edition of The New York Times.

                    9.   The Sale Hearing may be adjourned, from
          time to time, without further notice to creditors or parties in interest other than by announcement of said adjournment in Court or on the Court's calendar on the date scheduled for said hearing.

                    10. The Debtors shall have the right to amend the Sale Motion and the relief requested therein at any time prior to this Court's determination of the merits of the Smyth Sale.

                    11.  The Debtors are hereby authorized and
          empowered to take such steps, expend such sums of money and do such other things as may be necessary to implement and effect the terms and requirements established by this Procedures Order.

                    12. This Court shall retain jurisdiction over any matters related to or arising from the implementation of this Procedures Order, including, but not limited to the right to amend this Procedures Order.

          Date:  Wilmington, Delaware
                 December 15, 1997

                              /s/ Joseph J. Farnan, Jr.
                              ___________________________________
                              The Honorable Joseph J. Farnan, Jr.
                              Chief United States District Judge






                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - -x
In re                                      :
                                                 Chapter 11
Levitz Furniture                           :
  Incorporated, et al.,                          Case No. 97-1842 (JJF)
                                           :
                                                 Jointly Administered
                      Debtors.             :
- - - - - - - - - - - - - - - - - - - - - -x


               NOTICE OF HEARING ON THE SALE OF SUBSTANTIALLY
               ALL OF THE ASSETS OF JOHN M. SMYTH COMPANY AND
             JOHN M. SMYTH REALTY COMPANY TO HEILIG-MEYERS AND
          SOLICITATION OF COMPETING OFFERS IN CONNECTION THEREWITH

        PLEASE TAKE NOTICE that, pursuant to an order of the United States District Court for the District of Delaware (the "District Court") dated December __, 1997 (the "Procedures Order"), a hearing (the "Sale Hearing") shall be held at 12:00 noon on January 7, 1998 before the Honorable Joseph
J. Farnan, Jr., Chief United States District Judge, in Courtroom 6A, J. Caleb Boggs Federal Building, 844 King Street, Wilmington, Delaware, on the motion of the above-captioned debtors and debtors-in-possession (the "Debtors"), dated December __, 1997 (the "Sale Motion"), for entry of an order pursuant to 11 U.S.C. ss.ss. 105, 363, 365 and 1146(c) authorizing and approving, among other things, (i) the sale of substantially all of the assets of John M. Smyth Company and John M. Smyth Realty Company (the "Smyth Assets") free and clear of liens, claims, encumbrances and interests, and (ii) the assumption and assignment of certain executory contracts and unexpired leases in connection therewith to Heilig-Meyers Company or such other party submitting the highest and best bid for the Smyth Assets. The Smyth Assets include certain real property and the stores located thereon in Schaumburg, Downers Grove and Orland Park, Illinois, the Debtors' inventory at such stores and their stores in Morton Grove and Ford City, Illinois (collectively, the "Stores"), the furniture, fixtures and vehicles at the Stores, certain accounts receivable, and other assets such as cash, deposits and prepaid expenses. The Debtors value the consideration to be paid for the Smyth Assets is $35 million.

        PLEASE TAKE FURTHER NOTICE that pursuant to the Procedures Order, the Debtors are hereby soliciting competing bids for the Smyth Assets. Competing bids must be submitted to the undersigned counsel for the Debtors by 2:00 p.m. on December 30, 1997 and otherwise comply with the requirements set forth in the Procedures Order. In the event that the Debtors receive a Qualified Overbid (as defined in the Procedures Order), an auction sale of the Smyth Assets will be conducted at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, commencing at 10:00 a.m. on January 5, 1998.

        PLEASE TAKE FURTHER NOTICE that copies of the Sale Motion, the Procedures Order and any other related documents are on file with the Clerk of the Bankruptcy Court for the District of Delaware, 824 Market Street, Marine Midland Plaza, Wilmington, Delaware 19801, and may be reviewed during regular business hours. Such documents are also available upon written request submitted to the undersigned counsel for the Debtors.

        PLEASE TAKE FURTHER NOTICE that objections to the Sale Motion, if any, must (a) be in writing, (b) conform to the requirements of the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, (c) set forth the name of the objector and the nature and amount of any claim or interest held by and against any Debtors' estate or property, (d) state the legal and factual basis for the objection and the specific grounds therefore and (e) be filed with the Clerk of the Bankruptcy Court and served upon the undersigned counsel for the Debtors so as to be actually received by 4:00 p.m. (Eastern time) on December 30, 1997. Only timely filed and served responses or objections will be considered by the District Court at the Sale Hearing.

Dated:  Wilmington, Delaware              By Order of the District Court
         December [  ], 1997              Joseph J. Farnan, Jr.,
                                          Chief District Court Judge


SKADDEN, ARPS, SLATE, MEAGHER             SKADDEN, ARPS, SLATE, MEAGHER
    & FLOM LLP                                & FLOM LLP
919 Third Avenue                          One Rodney Square
New York, New York  10022-3897            Wilmington, Delaware  19801
(212) 735-3000                            (302) 651-3000
Attn:  Sally McDonald Henry               Attn:  Gregg M. Galardi


            Attorneys for Levitz Furniture Incorporated, et al.
                     Debtors and Debtors-in-Possession